As filed with the Securities and Exchange Commission on November 19, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

The Joint Corp.

(Exact name of registrant as specified in its charter)

Delaware	6794	90-0544160
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

16767 N. Perimeter Drive, Suite 240
Scottsdale, AZ 85260
(480) 245-5960

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

John B. Richards
Chief Executive Officer
16767 N. Perimeter Drive, Suite 240
Scottsdale, AZ 85260
(480) 245-5960

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Craig P. Colmar, Esq. Robin C. Friedman, Esq. Johnson and Colmar 2201 Waukegan Road, Suite 260 Bannockburn, Illinois 60015 (312) 922-1980	Ivan K. Blumenthal, Esq. Merav Gershtenman, Esq. Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. 666 Third Avenue New York, New York 10017 (212) 935-3000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ 333-207632

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one).

company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐		Accelerated filer	☐
Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Proposed maximum aggregate offering price(1)(2)	Amount of Registration fee(2)(3)
Common Stock, $0.001 par value per share	$571,318	$57.532

(1)	This Registration Statement relates to the Registrant’s Registration Statement on Form S-1 (File No. 333-207632), which was declared effective by the Securities and Exchange Commission (the “SEC”) on November 19, 2015 (the “Prior Registration Statement”). In accordance with Rule 462(b) under the Securities Act of 1933, as amended, the proposed maximum offering price of the remaining securities eligible to be sold under the Prior Registration Statement ($13,803,680) is carried forward to this Registration Statement and an additional amount of securities having a proposed maximum aggregate offering price of $571,318 is registered hereby.
(2)	Estimated solely for the purposes of computing the amount of the registration fee in accordance with Rule 457(o) promulgated under the Securities Act of 1933, as amended.
(3)	Previously paid.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) of the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This registration statement is being filed with respect to the registration of additional shares of common stock, par value $0.001 per share of The Joint Corp., a Delaware corporation, pursuant to Rule 462(b) under the Securities Act of 1933, as amended. The contents of the earlier registration statement on Form S-1 (File No. 333-207632), which was declared effective by the Commission on November 19, 2015 are incorporated in this registration statement by reference.

The required opinions and consents are listed on an Exhibit Index attached hereto and filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on the 19th day of November, 2015.

THE JOINT CORP.

By:	/s/ John B. Richards John B. Richards Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ John B. Richards John B. Richards	Chief Executive Officer and Director (Principal Executive Officer) and Director	November 19, 2015
/s/ Francis T. Joyce Francis T. Joyce	Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	November 19, 2015
* John Leonesio	Chairman of the Board and Director	November 19, 2015
* James Amos	Director	November 19, 2015
* Craig P. Colmar	Director	November 19, 2015
* Steven P. Colmar	Director	November 19, 2015
* Ronald V. DaVella	Director	November 19, 2015
* William R. Fields	Director	November 19, 2015
* Richard A. Kerley	Director	November 19, 2015
* Bret Sanders	Director	November 19, 2015
* By: /s/ John B. Richards John B. Richards Attorney-in-fact

EXHIBIT INDEX

Exhibit Number	Description
5.1	Opinion of Johnson and Colmar, counsel to the Registrant, with respect to the legality of securities being registered.
23.1	Consents of EKS&H LLLP, independent registered public accounting firm.
23.2	Consent of Johnson and Colmar (included in Exhibit 5.1).
24.1	Power of Attorney (incorporated by reference to Exhibit 24.1 to the Company’s Registration Statement on Form S-1, filed with the Securities and Exchange Commission on October 27, 2015).